UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 29, 2015

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of Bloomin’ Brands, Inc. (the “Company”) was held on Wednesday, April 29, 2015. The final results of voting on each of the matters submitted to a vote of security holders at the 2015 Annual Meeting are as follows:

1.
Stockholders elected each of the following three nominees as a director to serve for a term to expire at the 2018 Annual Meeting of Stockholders and until his or her successors has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew B. Balson	86,754,195	12,262,031	13,316,576
David R. Fitzjohn	97,393,535	1,622,691	13,316,576
John J. Mahoney	97,054,450	1,961,776	13,316,576

2.
Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2015, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,865,698	354,709	112,395	—

3.	Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,946,951	13,896,575	172,700	13,316,576

Item 8.01    Other Events.

On April 29, 2015, the Board of Directors (the “Board”) of the Company adopted a Lead Independent Director Charter. James R. Craigie, one of the Company’s independent directors, was elected Lead Independent Director for a one-year term.

A copy of the Lead Independent Director Charter is furnished under Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Bloomin’ Brands, Inc. - Charter of the Lead Independent Director of the Board of Directors, adopted April 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: May 5, 2015	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer